March 5, 2007

To:  Members of the Board of Directors and Executive Officers of Pegasystems Inc.

Re:  Notice of Blackout Period Under Section 306(a) of the Sarbanes-Oxley Act of 2002

Pegasystems Inc. (the "Company") announced today that on February 28, 2007 the Audit Committee of the Board of Directors, upon the recommendation of the Company's management, determined that (i) the Company's previously issued financial statements for the years 2005, 2004, 2003, 2002 and 2001 (as well as the reports of the Company's independent registered public accounting firm for those years), including the corresponding interim periods, and the first and second quarters of 2006 should be restated due to certain errors with respect to the timing of revenue recognition for certain arrangements which include fixed-price services, and (ii) the Company will need to further delay the filing of its Quarterly Report on Form 10-Q for the third quarter of 2006 and delay the filing of its Annual Report on Form 10-K for 2006. In light of this announcement, the Company is suspending all purchases of its common stock under its employee stock purchase plans and long-term incentive plans (the "Plans"), effective immediately, because the currently effective Form S-8 registration statements covering the shares of common stock issuable under the Plans incorporate one or more financial statements that will have to be restated.

Pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated by the Securities and Exchange Commission (the "SEC"), you are hereby notified of the immediate effectiveness of a blackout period with respect to the transactions involving shares of the Company's common stock, as described herein, as a result of today's announcement. During this blackout period, all directors and executive officers of the Company are prohibited from purchasing, selling, transferring or otherwise engaging in transactions involving shares of the Company's common stock or other equity securities. This prohibition applies to all equity securities of the Company and any related derivative securities (whether or not issued by the Company). The prohibition covers direct and indirect transactions, including those involving entities or persons through which you have a "pecuniary interest" in the securities such as your immediate family members living with you or securities held in trust or by controlled partnerships or corporations.

The prohibition on purchases, sales, transfers and other transactions described above applies only to common shares of the Company (and derivatives of such securities) that you have acquired (or in which you have a pecuniary interest) in connection with your service or employment as a director or executive officer. It is important to note that any such security you sell or otherwise transfer, directly or indirectly, will be presumed to have been acquired in connection with your service or employment unless you establish that the securities were acquired from another source, and this identification is consistent with your tax treatment of the securities and all other disclosure and reporting requirements.

There are certain very narrow exceptions to this prohibition. I strongly recommend that you consult me before entering into any transaction pursuant to a possible exception.

The blackout period will begin immediately. The Company currently anticipates that the blackout period will end immediately following the day on which all of our restated financial statements are filed with the SEC. You will receive written notice when the blackout period is actually lifted. Once this blackout period ends, you will be permitted to resume transactions in the Company's common shares and other equity securities subject to the requirements of the Company's insider trading policies and applicable law.

Please note that the Company has determined in accordance with Rule 104 of the SEC's Regulation BTR that it was unable to provide advance notice of this blackout because the imposition of the blackout period was due to circumstances beyond its reasonable control.

If you have any questions regarding this blackout period, you may contact me at the following address or phone number:

Shawn S. Hoyt
Pegasystems Inc.
101 Main Street

Cambridge, Massachusetts 02142

(617) 866-6136 (phone)

Yours truly,

/s/ Shawn S. Hoyt

Shawn S. Hoyt

General Counsel and Secretary